Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations Amy Carpi, (203) 656-7651 amy.carpi@jetblue.com

JETBLUE ANNOUNCES COMMON STOCK OFFERING

NEW YORK, (November 7, 2005) — JetBlue Airways Corporation (NASDAQ: JBLU) announced today that it is offering, subject to market and other conditions, 7,000,000 newly issued shares of its common stock. The Company also expects to grant to the underwriters of this offering an over-allotment option to purchase up to an additional 1,050,000 shares of common stock. Morgan Stanley is acting as the sole book-running manager for this offering and Raymond James is acting as co-manager. All shares are being offered under the Company's Form S-3 shelf registration statement, which was declared effective on November 4, 2004.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained by contacting Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036.